February 9, 2005
Mr. Timothy A. Holly
President/Chief Executive Officer/Chief Financial Officer
SIMEX Technologies, Inc.
4279 Roswell Road, Suite 102-251
Atlanta, GA 30342

Dear Mr. Holly:

Effective immediately, Miller Ray & Houser LLP hereby resigns as independent public accountants for SIMEX Technologies, Inc.

Very truly yours,

/s/ Wayne E. Stewart

Wayne E. Stewart
Partner